EXHIBIT 1.1

                          MORTGAGEIT SECURITIES CORP.

                         $_____________ (Approximately)
              Mortgage Pass-Through Certificates, Series 200__-__


             Class A          $________________          _____%

             Class R          $________________          _____%

                             UNDERWRITING AGREEMENT

                                        ______________, 200_

[Underwriter]
___________________________
___________________________
___________________________

Ladies and Gentlemen:

     MortgageIT Securities Corp., a Delaware corporation (the "Company"), proposes to sell to you (also referred to herein as the "Underwriter") Mortgage Pass-Through Certificates, Series 200_-_, Class A Certificates and Class R Certificates other than a de minimis portion thereof (collectively, the "Certificates"), having the aggregate principal amounts and Pass-Through Rates set forth above. The Certificates, together with the Class M Certificates and Class B Certificates of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of conventional, fixed-rate, one- to four- family residential mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. A de minimis portion of the Class R Certificates will not be sold hereunder and will be held by the Trustee.

     The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of ________________________, 200_ (the "Cut-off Date") among the Company, as seller, ______________________________, as master servicer ("Master Servicer"), and ______________________________, as trustee (the "Trustee"). The Certificates are described more fully in the Base Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to you.

     1.   Representations Warranties and Covenants.

         1.1 The Company represents and warrants to, and agrees with the Underwriter that:

               (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-______) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriter. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a prospectus supplement dated __________, 200_ (the "Prospectus Supplement"), to the prospectus dated [__________, 200_] (the "Base Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-______) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Base Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to __________, 200_ (the "Closing Date") for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus". The Company further proposes to prepare, after the final terms of all classes of the Certificates have been established, a Free Writing Prospectus that will contain substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time and minus specific sections including the Method of Distribution section (such Free Writing Prospectus, together with the Base Prospectus, the "Definitive Free Writing Prospectus").

               (b) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for such purpose are pending before or threatened by the Commission, and the Registration Statement as of the Effective Date (as defined in this paragraph), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations. The Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to any information contained in or omitted from the portions of the Prospectus. In addition, any Issuer Information (as defined below) contained in the Definitive Free Writing Prospectus, as of the date thereof, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Effective Date shall mean the earlier of the date on which the Definitive Free Writing Prospectus is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates. As used herein, "Pool Information" means all loan level data with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company. The Company acknowledges that except for any Computational Materials, the Underwriter's Information and the Decrement/Yield Tables constitute the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement or the Prospectus, and you confirm that the Underwriter's Information is correct with respect to you and the Certificates you underwrite.

               (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

               (d) The Company is not, as of the commencement of the offering, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

               (f) As of the Closing Date (as defined herein) the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the [Pooling and Servicing Agreement] will be true and correct in all material respects.

               (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business of the Company or the Seller, take as a whole and (B) there have been no transactions entered into by the Company which are material, other than those in the ordinary course of business.

               (h) The Pooling and Servicing Agreement, when executed and delivered by the Depositor, will constitute a legal, valid and binding instrument enforceable against the Depositor in accordance with its terms, subject, as to the enforceability of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law).

               (i) The issuance of the Certificates will have been duly authorized by the Issuer and, when such Certificates are executed and authenticated in accordance with the Pooling and Servicing Agreement and delivered against payment pursuant to this Agreement, such Certificates will be validly issued and outstanding; and the Certificates will be entitled to the benefits provided by the related Pooling and Servicing Agreement. The Certificates are in all material respects in the form contemplated by the related Pooling and Servicing Agreement. Immediately prior to the delivery of the Certificates to the Underwriter, the Company will own the Certificates, and upon such delivery the Underwriter will acquire title thereto, free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by the Underwriter.

               (j) Neither the Issuer nor the Trust Funds are or, as a result of the offer and sale of the Certificates as contemplated in this Agreement will become, an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (k) As of the Closing Date, the Mortgage Loan Purchase Agreement (together with this Agreement, the "Transaction Documents") will have been duly authorized, executed and delivered by the Company and the Seller and will conform in all material respects to the description thereof contained in the Prospectus and will constitute a valid and binding agreement of the Company and the Seller enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law).

               (l) Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein or in the Transaction Documents, nor compliance with the provisions of the Transaction Documents will conflict with or result in the breach of any material term or provision of the certificate of incorporation of the Company, and the Company is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Company is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to the Company of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company, or its properties, the default in or the breach or violation of which would have a material adverse effect on the Company, the trust, the Certificates or on the ability of the Company to perform its obligations under the Transaction Documents; and neither the delivery of the Certificates, nor the execution and delivery of the Transaction Documents or the consummation of any other of the transactions contemplated herein or in the Transaction Documents, nor the compliance with the provisions of the Transaction Documents will result in such a breach, violation or default which would have such a material adverse effect.

               (m) No filing or registration with, notice to, or consent, approval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Transaction Documents (other than as required under state securities laws or Blue Sky laws, as to which no representations and warranties are made by the Company), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans.

               (n) There is no action, suit or proceeding before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending to which the Company is a party, or, to the best of the Company's knowledge, threatened against the Company, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of the Company or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents.

               (o) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents and the Certificates have been or will be paid by the Company on or prior to the Closing Date, except for fees for recording assignments of Mortgage Loans to the Trustee or, if applicable, to MERS on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by the Company in accordance with the Pooling and Servicing Agreement.

               (p) The Company acknowledges and agrees that the relationship between itself and the Underwriter is an arms-length commercial relationship that creates no fiduciary duty on the part of the Underwriter, and each party expressly disclaims any fiduciary relationship.

          1.2 The Company represents and warrants to, and agrees with, the Underwriter that as of the Closing Date the representations and warranties of the Seller in Section 3.1(a) of the Mortgage Loan Purchase Agreement will be true and correct in all material respects.

          1.3 Each Underwriter represents and warrants to and agrees with the Company that:

               (a) No purpose of the Underwriter relating to the purchase of any of the Class R Certificates by the Underwriter is or will be to enable the Company to impede the assessment or collection of any tax.

               (b) The Underwriter has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

               (c) The Underwriter has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

               (d) No purpose of the Underwriter relating to any sale of any of the Class R Certificates by the Underwriter will be to enable it to impede the assessment or collection of tax. In this regard, the Underwriter hereby represents to and for the benefit of the Company that the Underwriter intends to pay taxes associated with holding the Class R Certificates, as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

               (e) The Underwriter will, in connection with any transfer it makes of any of the Class R Certificates, obtain from its transferee the affidavit required by Section 5.02(i)(B)(1) of the Pooling and Servicing Agreement, will not consummate any such transfer if it knows or believes that any representation contained in such affidavit is false and will provide the Trustee with the Certificate required by Section 5.02(i)(B)(2) of the Pooling and Servicing Agreement.

               (f) The Underwriter hereby certifies that (i) with respect to any classes of Certificates issued in authorized denominations or Percentage Interests of less than $25,000 or 20%, as the case may be, the fair market value of each such Certificate sold to any person on the date of initial sale thereof by the Underwriter will not be less than $100,000, and (ii) with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Company ("DTC"), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by the Underwriter shall not be less than an initial Certificate Principal Balance of $25,000.

               (g) The Underwriter will use its best reasonable efforts to cause Cede & Co. to issue a commitment letter, prior to the Closing Date, to DTC stating that Cede & Co. will value the DTC Registered Certificates (hereinafter defined) on an ongoing basis subsequent to the Closing Date.

               (h) The Underwriter responsible for having funds available at __________________, in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed, except for the transfer of funds and the delivery of the Certificates will have such funds available. Such funds will be available for immediate transfer into the account of the Company maintained at such bank.

               (i) Such Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates.

               (j) As of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder. With respect to all Free Writing Prospectuses provided by the Underwriter to any investor, if any, such Free Writing Prospectuses are accurate in all material respects (taking into account the assumptions explicitly set forth in the Free Writing Prospectuses, except to the extent of any errors therein that are caused by errors in the Pool Information, and except for any Issuer Information therein). The Free Writing Prospectuses provided by the Underwriter to the Company pursuant to Section 4.4 constitute a complete set of all Free Writing Prospectuses furnished to any investor by the Underwriter in connection with the offering of any Certificates, other than any Underwriter Derived Information.

          1.4 The Underwriter covenants and agrees to pay directly, or reimburse the Company upon demand for (i) any and all taxes (including penalties and interest) owed or asserted to be owed by the Company as a result of a claim by the Internal Revenue Service that the transfer of any of the Class R Certificates to the Underwriter hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including attorney's fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Class R Certificates for federal tax purposes, and the Underwriter covenants that it will not assert in any proceeding that the transfer of the Class R Certificates from the Company to the Underwriter should be disregarded for any purpose.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Certificates indicated on Schedule I hereto, which shall be transferred by the Company to the Trustee) at a price equal to ___% of the aggregate principal balance of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date. The purchase price for the Certificates was agreed to by the Company in reliance upon the transfer from the Company to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Certificates shall be made at the office of Thacher Proffitt & Wood at 10:00 a.m., New York time, on ____________, 200__ or such later date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates (except for the Class R Certificates (the "Definitive Certificates")) shall be made to the Underwriter through the Depository Trust Company ("DTC") (such Certificates, the "DTC Registered Certificates"), and delivery of the Definitive Certificates shall be made in registered, certified form, in each case against payment by you of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available funds. The Definitive Certificates shall be registered in such names and in such denominations as you may request not less than two business days in advance of the Closing Date. The Company agrees to have the Definitive Certificates available for inspection, checking and packaging by you in New York, New York not later than 1:00 p.m. on the business day prior to the Closing Date.

     4. OFFERING BY UNDERWRITER.

          4.1 It is understood that the Underwriter propose to offer and/or solicit offers for the Certificates to be purchased by them for sale to the public as set forth in the Prospectus and the Underwriter agrees that all such offers, solicitations and sales by them shall be made in compliance with all applicable laws and regulations. Prior to the date of the first contract of sale made based on the Definitive Free Writing Prospectus, you have not sold any Certificate or any security backed by the Mortgage Loans, any interest in any Certificate or such security or any Mortgage Loan.

          4.2 It is understood that the Underwriter will solicit offers to purchase the Certificates as follows:

               (a) Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor's receipt of the Definitive Free Writing Prospectus.

               (b) Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Certificates used by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth the following statement:

               The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

"Written Communication" has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

               (c) Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Certificates used by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth the following statement:

               The Certificates referred to in these materials are being sold when, as and if issued. You are advised that Certificates may not be issued that have the characteristics described in these materials. Our obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such Certificates, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

          4.3 It is understood that you will not enter into a Contract of Sale with any investor until the investor has received the Definitive Free Writing Prospectus. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159, including without limitation the Commission's statement in Securities Act Release No. 33-8501 that "a contract of sale can occur under the federal securities laws before there is a bilateral contract under state law, for example when a purchaser has taken all actions necessary to be bound but a seller's obligations remain conditional under state law." The Definitive Free Writing Prospectus shall prominently set forth the following statement:

               This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus previously delivered in connection with this offering.

          4.4 It is understood that you may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

               (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, an Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and
     (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB.

               (b) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

               (c) For purposes hereof, "Free Writing Prospectus" shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. "Issuer Information" shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit I hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Company. "Underwriter Derived Information" shall refer to information of the type described in clause (5) of such footnote 271 when prepared by an Underwriter.

               (d) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend on each page including the following statement:

               "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV [AT AMERICAN HOME.COM, OR AT UNDERWRITER'S WEBSITE]. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX].

     The Company shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein.

               (e) The Underwriter shall deliver to the Company and its counsel, no later than two business days prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of the Underwriter that contains any information that, if reviewed and approved by the Company, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered. No information in any Free Writing Prospectus shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials. To facilitate filing to the extent required by Section 5.10 or 5.11, as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. The Underwriter shall provide to the Company, for filing as provided in Section 5.10, copies (in such format as required by the Company) of all Free Writing Prospectuses. All Free Writing Prospectuses described in this subsection (e) must be approved by the Company before the Underwriter provides the Free Writing Prospectus to investors pursuant to the terms of this Agreement.

               (f) Each Underwriter agrees that all information included in the Free Writing Prospectuses shall be prepared, to the extent possible, based on the information contained in the Registration Statement and anticipated to be included in the Prospectus. None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

               (g) The Company shall not be obligated to file any Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Company is required to file the Free Writing Prospectus pursuant to Section 5.10 below. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, such Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

               (h) If the Underwriter does not provide any Free Writing Prospectuses to the Company pursuant to subsection (e) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that they did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Company as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations.

               (i) In the event of any delay in the delivery by the Underwriter to the Company of any Free Writing Prospectuses required to be delivered in accordance with subsection (e) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (f) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.10 to file the Free Writing Prospectuses by the time specified therein.

               (j) Each Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

               (i) Any written communications in respect of the Certificates not deemed a Prospectus or a Free Writing Prospectus because its content is limited to the statements permitted by Rule 134 of the Securities Act;

               (ii) any Free Writing Prospectus used to solicit offers to purchase Certificates;

               (iii) regarding each Free Writing Prospectus delivered to a prospective investor, the date of such delivery and identity of such prospective investor;

               (iv) regarding each offer to purchase Certificates received by such Underwriter, the identity of the offeror, the date the offer was made and the proposed terms and allocation of the Certificates offered to be purchased; and

               (v) regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, including the amount and price of Certificates subject to such Contract of Sale.

               (k) Each Underwriter covenants with the Company that after the final Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

               (l) Each Underwriter agrees to provide written notice to the Company of the date it first enters into any Contract of Sale for a Certificate.

          4.5 Each Underwriter further agrees that on or prior to the sixth day after the Closing Date, such Underwriter shall provide the Company with a certificate, substantially in the form of Exhibit G attached hereto, setting forth (i) in the case of each class of Certificates purchased by such Underwriter, (a) if less than 10% of the aggregate principal balance or notional amount, as applicable, of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit G hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance or notional amount, as applicable of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance or notional amount, as applicable, of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance or notional amount, as applicable, of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing such Certificates, and
(iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to such Certificates to the extent such information can in the good faith judgment of such Underwriter be determined by it.

          4.6 Each Underwriter further agrees that (i) it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus;
(iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 4.6; for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Company in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format; and (iv) it has not used, and during the period for which it has an obligation to deliver a "prospectus" (as defined in Section 2(a)(10) of the Act) relating to the Certificates (including any period during which you have such delivery obligation in its capacity as a "dealer" (as defined in Section 2(a)(12) of the Act)) it will not use any internet website or electronic media containing information for prospective investors, including any internet website or electronic media maintained by third parties, in connection with the offering of the Certificates, except in compliance with applicable laws and regulations. Each Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Company any Free Writing Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements.

          4.7 In the event that an Underwriter uses a road show (as defined in Rule 433) in connection with the offering of the Certificates, all information in the road show will be provided orally only, and not as a Written Communication. Each Underwriter agrees that any slideshow used in connection with a road show (i) will only be provided as part of the road show and not separately, (ii) if handed out at any meeting as a hard copy, will be retrieved prior to the end of the meeting, and (iii) will otherwise be used only in a manner that does not cause the slideshow to be treated as a Free Writing Prospectus.

     5.   AGREEMENTS. The Company agrees with the Underwriter that:

          5.1 The Company will promptly advise the Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Certificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request for additional information does not relate to the Certificates or the trust), (iii) of any written notification received by the Company of the suspension of qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, the threatening of any proceeding for that purpose. Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish the Underwriter with a copy of each such proposed amendment or supplement. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule. The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing no later than the close of business on the business day prior to the Closing Date.

          5.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Underwritten Securities is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to the Underwriter, and will file with the Commission, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the Act or the 1933 Act Regulations.

          5.4 If any Written Communication or oral statement in connection with the offering of the Certificates contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, when taken together with all information that was conveyed to any person with whom a Contract of Sale was entered into, then the Underwriter shall provide any such person with the following:

               (a) Adequate disclosure of the contractual arrangement;

               (b) Adequate disclosure of the person's rights under the existing Contract of Sale at the time termination is sought;

               (c) Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

               (d) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

          5.5 The Company will furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request; provided, however, that you will provide the notice specified in Section 4.6 in every confirmation and will only deliver the prospectus to those investors that request a paper copy thereof.

          5.6 The Company agrees, so long as the Certificates shall be outstanding, or until such time as the Underwriter shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to the Underwriter (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement and Section 3.10 of the Servicing Agreement, and (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement and 3.11 of the Servicing Agreement, as soon as such statements are furnished to the Company.

          5.7 The Company will endeavor to arrange for the qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          5.8 If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid at or prior to the Closing all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter for any reasonable expenses (including reasonable fees and disbursements of counsel and accountants) reasonably incurred by the Underwriter in connection with the purchase and sale of the Certificates (including without limitation the fees and disbursements of the Underwriter's counsel and the Underwriter's due diligence costs and expenses with respect thereto) and the transactions contemplated hereby and thereby, and the qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter have reasonably requested pursuant to Section 5.7 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Certificates, if applicable, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, the Underwriter shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

          5.9 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise the Underwriter of the issuance of such stop order. Upon receipt of notice of such stop order, the Underwriter shall cease all offers and sales of the Certificates.

          5.10 The Company shall file any Free Writing Prospectus prepared by the Company (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by the Underwriter under Section 4.4(e), not later than the date of first use of such Free Writing Prospectus, except that:

               (a) As to any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered, such Free Writing Prospectus or portion thereof may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Certificates being publicly offered and the date of first use; and

               (b) Notwithstanding clause (a) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Company shall file such Free Writing Prospectus or portion thereof within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

provided further, that prior to such use of any Free Writing Prospectuses by the Company, the Underwriter must comply with their obligations pursuant to Section
4.4 and that the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          5.11 The Underwriter shall file any Free Writing Prospectus that has been distributed by the Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriter first provide this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act; provided further, that the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          5.12 During the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Issuer will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by the Issuer with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (as defined below).

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. The Underwriter's obligation to purchase the Certificates in the respective amounts set forth opposite their names on Schedule I attached hereto shall be subject to the following additional conditions:

          6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission or by any authority administering any state securities or Blue Sky law; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

          6.2 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company, the Seller or any of their respective affiliates the effect of which, in any case, is, in that Underwriter's reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Certificates as contemplated by the Registration Statement and the Prospectus. All actions required to be taken and all filings required to be made by the Issuer under the Act and the Exchange Act prior to the sale of the Certificates shall have been duly taken or made.

          6.3 The Company shall have delivered to the Underwriter a certificate, dated the Closing Date, of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Trust Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

               (a) the representations and warranties of the Company in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects;

               (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (c) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated;

               (d) subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operations of the Company or the Seller;

               (e) except as otherwise stated in the Prospectus, there are no actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, against the Company or the Seller that could reasonably have a material adverse affect on (i) the Company or the Seller or (ii) the transactions contemplated by this Agreement; and

               (f) attached thereto are true and correct copies of a letter or letters from one or more nationally recognized statistical rating agencies confirming that the Certificates have been rated in one of the four highest grades by each of such agencies rating that class of Certificates and that such rating has not been lowered since the date of such letter.

          6.4 The Company shall have delivered to the Underwriter a certificate, dated the Closing Date, of the President, an Executive Vice President, a Managing Director or a Director of the Company to the effect that the signer of such certificate has examined the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Trust Agreement and this Agreement and that, to his or her knowledge after reasonable investigation, the representations and warranties of the Company contained in this Agreement are true and correct in all material respects.

          6.5 The Seller shall have delivered to the Underwriter a certificate, dated the Closing Date, of the President, a Managing Director or a Director of the Seller to the effect that the signer of such certificate has examined the Mortgage Loan Purchase Agreement and that, to his or her knowledge after reasonable investigation, the representations and warranties of the Seller contained in the Mortgage Loan Purchase Agreement are true and correct in all material respects.

          6.6 You shall have received the opinion and letter of Thacher Proffitt & Wood LLP, counsel for the Company and the Seller, dated the Closing Date and substantially to the effect set forth in Exhibit A and Exhibit B [NOTE: Exhibit B will be revised to address the Definitive Free Writing Prospectus].

          6.7 You shall have received from counsel for the Underwriter, an opinion dated the Closing Date in form and substance satisfactory to the Underwriter.

          6.8 (i) You shall have received from Deloitte & Touche LLP, certified public accountants, a letter addressed to the Underwriter and dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "The Mortgage Pool" and "Description of the Grantor Trust Certificates" agrees with the records of the Company and the Seller excluding any questions of legal interpretation.

          (ii) At the Closing Date, Deloitte & Touche LLP and/or any other firm of certified independent public accountants acceptable to you shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, relating to the extent such information is not covered in the letter or letters provided pursuant to Section 6.8(i), to the characteristics of the mortgage loans, as presented in the Prospectus Supplement.

          6.9 The Certificates shall have been rated "AAA" by [each of] [Standard & Poor's Ratings Services] and [Fitch Ratings] and "Aaa" by [Moody's Investors Service, Inc.].

          6.10 You shall have received the opinion of [Trustee's Counsel], dated the Closing Date, substantially to the effect set forth in Exhibit C.

          6.11 You shall have received from Thacher Proffitt & Wood LLP, special counsel to the Company, and from in-house counsel to the Company, reliance letters with respect to any opinions delivered to [Standard & Poor's Ratings Services] and [Fitch Ratings] and [Moody's Investors Service, Inc.].

          The Company will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

          If any of the conditions specified in this Article 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

     7.   INDEMNIFICATION AND CONTRIBUTION.

          7.1 The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including reasonable legal or other expenses) to which you or any such person may become subject under the Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or in any Issuer Information contained in any other Free Writing Prospectus, or in any Underwriter Derived Information to the extent caused by any material error in the Pool Information, or in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriter has agreed to indemnify the Company pursuant to Section 7.2. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          7.2 The Underwriter agree, severally and not jointly, to indemnify and hold harmless the Company, its respective directors or officers and any person controlling the Company to the same extent as the indemnity set forth in Section
7.1 above from the Company to the Underwriter, but only with respect to (i) the Underwriter's Information and the Decrement/Yield Tables, (ii) any Underwriter Derived Information, except to the extent of any errors in any Underwriter Derived Information that are caused by errors in the Pool Information, (iii) any Free Writing Prospectus for which the conditions set forth in Section 4.4(e) above are not satisfied with respect to the prior approval by the Company, (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information, (v) any liability resulting from your failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by the Underwriter in accordance with Section 5.11, and (vi) any liability resulting from your failure to comply with Section 4.7 in connection with any road show. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

          The Company acknowledges that the Underwriter's Information and the Decrement/Yield Tables constitute the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any case described in subclauses
(i) or (ii) of the immediately preceding sentence, the reasonable fees and disbursements of counsel for the indemnified party shall be paid by the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 7.1 and by the Company, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent (such consent not to be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party and such settlement includes an unconditional release of the indemnified party from all liability arising out of the action or claim related to such proceeding.

          7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and by the Underwriter on the other shall be in the same proportions that the purchase price paid by the Underwriter to the Company for the Certificates ("Net Proceeds") bears to the excess of (a) the purchase prices paid by investors to the Underwriter for the Certificates (the "Public Offering Price") over (b) Net Proceeds. The relative fault of the Company on the one hand and of any Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          7.5 The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim and any and all amounts paid in settlement of any claim of litigation except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. Notwithstanding the provisions of this Section 7, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total aggregate Public Offering Price of the Certificates underwritten by such Underwriter and distributed to the public by such Underwriter exceeds the Net Proceeds with respect to such Underwriter. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          7.6 The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless (i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company and its respective directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Certificates.

     8. TERMINATION. (a) This Agreement shall be subject to termination by notice given to the Company, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Company will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel and accountants) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates and such termination and reimbursement.

          (b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date by notice given to the Company (i) if any domestic or international event or act or occurrence has materially disrupted the securities markets, (ii) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction, (iii) if a banking moratorium has been declared by a state or Federal authority, (iv) if a banking moratorium in foreign exchange trading by major international banks or persons has been declared, (v) if any new restriction materially and adversely affecting the distribution of the Certificates shall have become effective, or (vi) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets is such as to make it, in your reasonable judgment, impracticable to market the Certificates on the terms specified in this Agreement. Any notice of termination pursuant to this Section 8(b) shall be by telephone, telex, or telegraph, confirmed in writing by letter.

     9. CERTAIN REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or the officers of any of the Company, and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by the Underwriter or on its behalf or made by or on behalf of the Company or any of its respective officers, directors or controlling persons, and will survive delivery of and payment for the Certificates and any termination of this Agreement.

     10. ADDITIONAL UNDERWRITING OF THE CERTIFICATES. Each Underwriter agrees that in connection with any subsequent underwriting of the non-underwritten Certificates acquired from the Company or its affiliates, the Underwriter:

     (a) Will enter into an underwriting agreement with the Company substantially similar to this Agreement;

     (b) Will provide a copy of the Prospectus Supplement, together with any intervening amendments thereof and supplements thereto, and copies of all remittance reports to investors in the non-underwritten Certificates, together with any additional disclosure mutually agreeable to the Underwriter and the Company; and

     (c)  Will not require an underwriting fee.

     11. In connection with any subsequent underwriting, the Company shall provide to the Underwriter any additional documentation, letters or opinions as it may reasonably require, including, without limitation, letters and opinions provided by counsel to the Issuer updated to reflect the subsequent underwriting.

     12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to you at [_______________________________________],
Attention: _______________________or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at [______________________________________________________].

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                        Very truly yours,

                                        MORTGAGEIT SECURITIES CORP.



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: Chief Executive Officer



The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

[NAME OF UNDERWRITER]

--------------------------------------


By:
   -----------------------------------------
Name:
Title:

                                   EXHIBIT A

                [CLOSING OPINION OF THACHER PROFFITT & WOOD LLP]




                                                     ______________ ___, ____

MortgageIT Securities Corp.                          [Underwriter]
[Address]                                            ___________________________
                                                     ___________________________



[Name of Master Servicer]                            [Trustee]
[Address of Master Servicer]                         ___________________________
                                                     ___________________________


                  Opinion: Underwriting Agreement
                  MortgageIT Securities Corp.
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-__

Ladies and Gentlemen:

     We have acted as counsel to MortgageIT Securities Corp. (the "Company") in connection with the issuance and sale by the Company of Mortgage Pass-Through Certificates, Series ____- ____ (the "Certificates"), pursuant to the Pooling and Servicing Agreement, dated as of _______________ 1, ____ (the "Pooling and Servicing Agreement"), among the Company, [Name of Master Servicer], as master servicer (the "Master Servicer") and [Name of Trustee], as trustee (the "Trustee"). The Certificates consist of ____________ classes designated as Class A and Class R (collectively, the "Senior Certificates") and ____________ classes of subordinated certificates designated as Class M and Class B. Only the Senior Certificates and the Class M Certificates (collectively, the "Offered Certificates") are being offered under the Prospectus, dated __________, _____, and the Prospectus Supplement, dated _________, ____ (the Prospectus Supplement together with the Prospectus, the "Prospectus").

     The Senior Certificates in the aggregate and the Class M Certificates will evidence initial undivided ownership interests, in a trust fund (the "Trust Fund") consisting primarily of a pool of one- to four-family first mortgage loans (the "Mortgage Loans") held by [Name of Custodian], as custodian (the "Custodian"), pursuant to the Custodial Agreement, dated as of _______________ 1, ____, among the Company, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement"). ______________________ (the "Purchaser") acquired the Mortgage Loans through its mortgage loan purchase program from various seller/servicers. The Purchaser transferred the Mortgage Loans to the Company pursuant to the Assignment and Assumption Agreement, dated _________ __, ____ (the "Assignment and Assumption Agreement"), in exchange for immediately available funds, and the Class M and Class B Certificates. The Company will sell the Class A and the Class R Certificates other than a de minimis portion thereof (the "Underwritten Certificates") to _______________________ (the "Underwriter"), pursuant to the Underwriting Agreement, dated _____________ __, ____, between the Company and the Underwriter (the "Underwriting Agreement"; the Pooling and Servicing Agreement, the Custodial Agreement, the Underwriting Agreement and the Assignment and Assumption Agreement, collectively, the "Agreements"). Capitalized terms not defined herein have the meanings ascribed to them in the Agreements. This opinion letter is rendered pursuant to Section
6.4 of the Underwriting Agreement.

     In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

     Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealings and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and provisions imposing penalties and forfeitures and waiving objections to venue and forum, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and
(iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any agreement which purport or are construed to provide indemnification with respect to securities law violations. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of the attorneys in this firm who are involved in the representation of parties to the transactions described herein. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

     In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States, the laws of the State of New York and the [laws of the State of Delaware]. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Registration Statement has become effective under the 1933 Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

     2. The Registration Statement as of the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial or statistical information, Computational Materials and ABS Term Sheets contained or incorporated by reference therein, as to which we express no opinion herein, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

     3. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than Computational Materials and ABS Term Sheets as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

     4. The statements made in the Prospectus under the heading "Description of the Securities," insofar as such statements purport to summarize certain provisions of the Offered Certificates and the Pooling and Servicing Agreement, provide a fair summary of such provisions. The statements made in the Basic Prospectus and the Prospectus Supplement, as the case may be, under the headings "Federal Income Tax Consequences," "Certain Legal Aspects of Mortgage Loans--Applicability of Usury Laws" and "--Alternative Mortgage Instruments" and "ERISA Considerations," to the extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Offered Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein.

     5. The Offered Certificates, assuming the execution, authentication and delivery thereof in accordance with the Pooling and Servicing Agreement and the delivery thereof and payment therefor in accordance with the Underwriting Agreement, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

     6. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not an "investment company" or "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     7. The Class A Certificates will be "mortgage related securities" as defined in Section 3(a)(41) of the 1934 Act, as amended, so long as such class is rated in one of the two highest rating categories by at least one "nationally recognized statistical rating organization" as that term is used in that Section.

     8. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a real estate mortgage investment conduit ("REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I, each class of Offered Certificates will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II and the Class R-II Certificates will constitute the sole class of "residual certificates" in REMIC II, within the meaning of the REMIC Provisions in effect on the date hereof.

     9. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for City and State of New York income and corporation franchise tax purposes, REMIC I and REMIC II will each be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, REMIC I and REMIC II will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, credit enhancer or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein or (iii) as otherwise required by law.

                                             Very truly yours,

                                             /s/ Thacher Proffitt & Wood LLP

                                    EXHIBIT B

                  [10B-5 LETTER OF THACHER PROFFITT & WOOD LLP]





                                       ______________ ___, ____


              Supplemental Letter: Underwriting Agreement
              MortgageIT Securities Corp.
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-_____

Ladies and Gentlemen:

     We have acted as counsel to MortgageIT Securities Corp. (the "Company") in connection with the issuance and sale by the Company of Mortgage Pass-Through Certificates, Series ____- ____ (the "Certificates"), pursuant to the Pooling and Servicing Agreement, dated as of _______________ 1, ____ (the "Pooling and Servicing Agreement"), among the Company, [Name of Master Servicer], as master servicer (the "Master Servicer") and [Name of Trustee], as trustee (the "Trustee"). The Certificates consist of ____________ classes designated as Class A and Class R (collectively, the "Senior Certificates") and ____________ classes of subordinated certificates designated as Class M and Class B. Only the Senior Certificates and the Class M Certificates (collectively, the "Offered Certificates") are being offered under the Prospectus, dated __________, _____, and the Prospectus Supplement, dated _________, ____ (the Prospectus Supplement together with the Prospectus, the "Prospectus").

     The Senior Certificates in the aggregate and the Class M Certificates will evidence initial undivided ownership interests, in a trust fund (the "Trust Fund") consisting primarily of a pool of one- to four-family first mortgage loans (the "Mortgage Loans") held by [Name of Custodian], as custodian (the "Custodian"), pursuant to the Custodial Agreement, dated as of _______________ 1, ____, among the Company, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement"). [Name of Purchaser] (the "Purchaser") acquired the Mortgage Loans through its mortgage loan purchase program from various seller/servicers. The Purchaser transferred the Mortgage Loans to the Company pursuant to the Assignment and Assumption Agreement, dated _________ __, ____ (the "Assignment and Assumption Agreement"), in exchange for immediately available funds, and the Class M and Class B Certificates. The Company will sell the Class A and the Class R Certificates other than a de minimis portion thereof (the "Underwritten Certificates") to [Name of Underwriter] (the "Underwriter"), pursuant to the Underwriting Agreement, dated _____________ __, ____, between the Company and the Underwriter (the "Underwriting Agreement"; the Pooling and Servicing Agreement, the Custodial Agreement, the Underwriting Agreement and the Assignment and Assumption Agreement, collectively, the "Agreements"). Capitalized terms not defined herein have the meanings ascribed to them in the Agreements. This opinion letter is rendered pursuant to Section 6.4 of the Underwriting Agreement.

     The primary purpose of our professional engagement was to advise with respect to legal matters and not to establish factual matters. Many determinations involved in the preparation of the Prospectus Supplement were factual. However, at the request of the Seller we reviewed the information contained in the Prospectus Supplement (other than the information presented in tabular form) under the captions "Summary of Prospectus Supplement--the Mortgage Loans," "Risk Factors" and "The Mortgage Pool" (collectively, the "Information"). We were not engaged to and did not review any other portion of the Prospectus Supplement or any portion of the Prospectus, and we did not prepare any of the documents evidencing, or close, any of the Mortgage Loans.

     We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the Information other than as provided below. We are not otherwise advising in this letter with respect to the accuracy, completeness or fairness of statistical, accounting or other financial information contained in the Information or not contained in the Information and from which the Information was derived. It is our position that we are not "experts" within the meaning of
Section 11 of the Securities Act of 1933, or "persons" within the meaning of
Section 11(a)(4) thereof, with respect to any portion of the Prospectus Supplement or the Prospectus, including without limitation such accounting, financial and statistical information.

     Based upon and subject to the foregoing, this is to inform you that no information has come to the attention of the attorneys in this firm who are involved in the representation of the Seller in this matter that causes us to believe that the Information, as of the date of the Prospectus Supplement or hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, credit enhancer or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein or (iii) as otherwise required by law.

                                             Very truly yours,

                                             /s/ Thacher Proffitt & Wood LLP

                                  EXHIBIT C-1

                         [OPINION OF TRUSTEE'S COUNSEL]



                                                     ______________ ___, ____

MortgageIT Securities Corp.                          [Underwriter]
[Address]                                            ___________________________
                                                     ___________________________



[Name of Master Servicer]                            [Trustee]
[Address of Master Servicer]                         ___________________________
                                                     ___________________________


             Re:  MortgageIT Securities Corp.
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-__

Ladies and Gentlemen:

     In connection with the issuance of the above-referenced Certificates pursuant to the Pooling and Servicing Agreement, dated as of ____________ 1, _____ (the "Pooling and Servicing Agreement"), among MortgageIT Securities Corp., as Company, [Name of Master Servicer], as Master Servicer and [Name of Trustee], as Trustee (the "Trustee"), we have been asked to furnish this opinion. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

     In arriving at the opinions expressed below, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement and of such documents, instruments and certificates, and we have made such investigations of law, as we have deemed appropriate as the basis for the opinions expressed below. We have assumed but have not verified that the signatures on all documents that we have examined are genuine and that each person signing each such document was duly authorized to sign such document on behalf of the person or entity purported to be bound thereby.

     Based on the foregoing, we are of the opinion that:

     1. The Trustee has full corporate power and authority to execute and deliver the Pooling and Servicing Agreement, the Custodial Agreement and the Certificates and to perform its obligations under the Pooling and Servicing Agreement and the Custodial Agreement.

     2. Each of the Pooling and Servicing Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Trustee, and the Trustee has duly executed and delivered the Certificates as provided in the Pooling and Servicing Agreement.

     3. The Pooling and Servicing Agreement is a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or in equity.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

     We are furnishing this opinion to you solely for your benefit. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose.

                                                Very truly yours,


                                                _________________________

                                   EXHIBIT D

                           Underwriter's Information

                                   EXHIBIT E

                                   [Reserved]

                                   EXHIBIT F

                                   [Reserved]

                                   EXHIBIT G

                                                             December [__]. 2006

MortgageIT Securities Corp.
[Address]

                  Re:  MortgageIT Securities Corp.,
                       Mortgage Pass-Through Certificates,
                       Series 200_-__,Class A and Class R

     Pursuant to Section 4 of the Underwriting Agreement, dated _______________ 200_, between MortgageIT Securities Corp. and ________________________ (the "Underwriter") relating to the Certificates referenced above (the "Underwriting Agreement"), the undersigned does hereby certify that:

(a)  The prepayment assumption used in pricing the Certificates was __% SPA.

(b) Set forth below is (i), the first price, as a percentage of the principal balance of each class of Certificates, in which 10% of the aggregate principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriter expressed as a percentage of the principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of ___________________________, 200_;
     (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (1) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Underwriter for all the Certificates; and (5) for each class of Certificates, dividing the product obtained from such class of Certificates in clause (4) by the original principal balance of such class of
     Certificates:

     Class A: ___________________
     Class R: ___________________

     [* less than 10% has been sold to the public]

     The prices set forth above do not include accrued interest with respect to periods before closing.

________________________


By:_________________________________
Name:_______________________________
Title:______________________________

                                    EXHIBIT H

                                   [Reserved]

                                   EXHIBIT I

                            FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

     (1) STRUCTURAL INFORMATION-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

     (2) COLLATERAL INFORMATION-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

     (3) KEY PARTIES INFORMATION-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

     (4) STATIC POOL DATA-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor's and/or servicer's portfolio, prior transactions or the asset pool itself; and

     (5) ISSUER COMPUTATIONAL MATERIAL-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)